Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE THIRD QUARTER OF FISCAL 2015 AND
PROVIDES UPDATED FISCAL 2015 GUIDANCE

Melville, New York – June 4, 2015 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and nine months ended April 30, 2015.

Net sales for the three months ended April 30, 2015 were $71.6 million compared to $88.9 million for the three months ended April 30, 2014. The period-over-period decrease reflects lower net sales in the Company's telecommunications transmission and RF microwave amplifier segments, partially offset by higher net sales in its mobile data communications segment. GAAP net income was $5.0 million, or $0.30 per diluted share, for the three months ended April 30, 2015 as compared to $5.9 million, or $0.32 per diluted share, for the three months ended April 30, 2014.

Net sales for the nine months ended April 30, 2015 were $229.8 million compared to $257.8 million for the nine months ended April 30, 2014. The period-over-period decrease reflects lower net sales in all three of the Company's operating segments. GAAP net income was $17.8 million, or $1.08 per diluted share, for the nine months ended April 30, 2015 as compared to $17.2 million, or $0.92 per diluted share, for the nine months ended April 30, 2014.

Based on the Company's year-to-date results and anticipated fourth quarter performance, the Company is updating its fiscal 2015 guidance. Fiscal 2015 revenue is now expected to range from $310.0 million to $314.0 million, adjusted EBITDA, as defined in the table below, is now expected to be in the range of $52.0 million to $56.0 million and GAAP diluted earnings per share is now expected to be in the range of $1.38 to $1.54.

In commenting on the Company's performance and updated fiscal 2015 business outlook, Dr. Stanton Sloane, President and Chief Executive Officer, stated, “Against a backdrop of difficult market conditions, we continue to execute our business strategies and I remain convinced that Comtech is on the right path to growth.”

Dr. Sloane added, “During the quarter, we initiated certain organizational changes and cost reduction actions, which I believe will improve our operating efficiencies. At the same time, we have expanded our corporate marketing and business development function to enhance our focus on existing and untapped market opportunities. I believe all of these actions will result in demonstrable returns down the road and help us better serve our customers.”

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Selected Fiscal 2015 Third Quarter Financial Metrics and Other Items

•	Backlog as of April 30, 2015 was $130.0 million compared to $129.4 million as of January 31, 2015.

•
Total bookings for the three and nine months ended April 30, 2015 were $72.2 million and $226.4 million, respectively, compared to $81.6 million and $228.8 million for the three and nine months ended April 30, 2014, respectively.

•
Adjusted EBITDA was $11.6 million and $39.8 million for the three and nine months ended April 30, 2015, respectively, as compared to $14.8 million and $44.6 million for the three and nine months ended April 30, 2014, respectively. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
Our effective tax rate for the three months ended April 30, 2015 reflects a discrete tax benefit of approximately $0.3 million, principally related to the reversal of tax contingencies no longer required due to the expiration of applicable statutes of limitation. Excluding the impact of any discrete tax items, the Company's fiscal 2015 estimated effective tax rate is expected to approximate 34.75%.

•
During the three months ended April 30, 2015, the Company repurchased 175,735 shares of its common stock in open-market transactions with an average price per share of $28.39 and at an aggregate cost of $5.0 million (including transaction costs). As of June 3, 2015, the Company is authorized to repurchase approximately $8.7 million of additional common stock pursuant to its existing stock repurchase program.

•	As of April 30, 2015, the Company had $142.0 million of cash and cash equivalents which does not reflect the quarterly dividend of $4.8 million that was paid on May 21, 2015.

•
As discussed further in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today, the Company's President and Chief Executive Officer initiated an assessment of its operations to determine if changes in the Company's business or operations would help it better serve its customers and potentially reduce annual operating expenses. This assessment is ongoing and may result in future one-time charges which are not reflected in the Company’s updated fiscal 2015 earnings guidance.

Additional information about the Company’s updated fiscal 2015 guidance is included in the Company’s third quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, June 5, 2015. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. “Comtech.” A replay of the conference call will be available for seven days by dialing (800) 839-1180 or (402) 220-0400. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company's solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in most of the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings and other matters; risks associated with U.S. government investigations; risks associated with the Company's large contracts, and other factors described in the Company's filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2015	2014	2015	2014

Net sales	$71,633,000	88,905,000	229,826,000	257,772,000
Cost of sales	39,325,000	50,559,000	124,318,000	145,679,000
Gross profit	32,308,000	38,346,000	105,508,000	112,093,000

Expenses:
Selling, general and administrative	15,005,000	17,320,000	46,557,000	49,867,000
Research and development	8,582,000	8,899,000	28,267,000	25,664,000
Amortization of intangibles	1,561,000	1,560,000	4,682,000	4,724,000
	25,148,000	27,779,000	79,506,000	80,255,000

Operating income	7,160,000	10,567,000	26,002,000	31,838,000

Other expenses (income):
Interest expense	72,000	1,993,000	406,000	6,009,000
Interest income and other	(107,000)	(256,000)	(281,000)	(757,000)

Income before provision for income taxes	7,195,000	8,830,000	25,877,000	26,586,000
Provision for income taxes	2,235,000	2,955,000	8,107,000	9,423,000

Net income	$4,960,000	5,875,000	17,770,000	17,163,000

Net income per share:
Basic	$0.31	0.39	1.10	1.08
Diluted	$0.30	0.32	1.08	0.92

Weighted average number of common shares outstanding – basic	16,202,000	15,200,000	16,220,000	15,882,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,382,000	21,764,000	16,468,000	22,324,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.30	0.90	0.875

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30, 2015	July 31, 2014

Assets
Current assets:
Cash and cash equivalents	$142,044,000	154,500,000
Accounts receivable, net	67,621,000	54,887,000
Inventories, net	68,252,000	61,332,000
Prepaid expenses and other current assets	9,754,000	9,947,000
Deferred tax asset, net	9,889,000	10,178,000
Total current assets	297,560,000	290,844,000

Property, plant and equipment, net	16,470,000	18,536,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	21,538,000	26,220,000
Deferred financing costs, net	—	65,000
Other assets, net	873,000	833,000
Total assets	$473,795,000	473,852,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,020,000	18,902,000
Accrued expenses and other current liabilities	27,075,000	29,803,000
Dividends payable	4,835,000	4,844,000
Customer advances and deposits	17,826,000	12,610,000
Interest payable	—	29,000
Total current liabilities	64,756,000	66,188,000

Other liabilities	3,916,000	4,364,000
Income taxes payable	1,778,000	2,743,000
Deferred tax liability, net	3,347,000	3,632,000
Total liabilities	73,797,000	76,927,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 31,151,557 shares and 31,016,469 shares at April 30, 2015 and July 31, 2014, respectively	3,115,000	3,102,000
Additional paid-in capital	426,255,000	421,240,000
Retained earnings	412,477,000	409,443,000
	841,847,000	833,785,000
Less:
Treasury stock, at cost (15,033,317 shares and 14,857,582 shares at April 30, 2015 and July 31, 2014, respectively)	(441,849,000)	(436,860,000)
Total stockholders’ equity	399,998,000	396,925,000
Total liabilities and stockholders’ equity	$473,795,000	473,852,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2015	2014	2015	2014

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$4,960,000	5,875,000	17,770,000	17,163,000
Income taxes	2,235,000	2,955,000	8,107,000	9,423,000
Net interest (income) expense and other	(35,000)	1,737,000	125,000	5,252,000
Amortization of stock-based compensation	1,244,000	1,070,000	3,642,000	3,086,000
Depreciation and other amortization	3,227,000	3,210,000	9,578,000	9,757,000
Strategic alternatives analysis expenses	—	—	585,000	—
Restructuring benefit related to the wind-down of microsatellite product line	—	(56,000)	—	(56,000)
Adjusted EBITDA	$11,631,000	14,791,000	39,807,000	44,625,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation, strategic alternatives analysis expenses and restructuring benefits related to the wind-down of the microsatellite product line of the Company’s mobile data communications segment. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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